Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-119863


PROSPECTUS


                             Sonoco Products Company

                                Offer to Exchange

        $150,000,000 aggregate principal amount of 5.625% Notes due 2016 that have been registered under the Securities Act of 1933 for
                      Any and all outstanding unregistered
                              5.625% Notes due 2016

                                -----------------

The Registered Notes

     o We are offering up to $150,000,000 aggregate principal amount of our new 5.625% notes due 2016, which are registered under the Securities Act of 1933, in exchange for up to $150,000,000 aggregate principal amount of our existing 5.625% notes due 2016. We are offering the new notes to satisfy some of our obligations under the exchange and registration rights agreement we entered into in connection with the private placement of the old notes.

     o The terms of the new notes are substantially identical to the old notes, except that the new notes do not contain terms relating to additional interest, holders of the new notes will not be entitled to registration rights under the registration rights agreement, and, because the new notes have been registered under the federal securities laws, they will not be subject to restrictions on transfer except under the limited circumstances described in this Prospectus.

     o We do not intend to list the new notes on any securities exchange or seek approval for quotation through any automated trading system.

The Exchange Offer

     o The exchange offer will expire at 5:00 p.m., New York City time, on February 11, 2005, unless extended. We do not currently intend to extend the expiration date.

     o The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission and that there be no change in our business or financial affairs that, in our reasonable judgment, might materially impair our ability to proceed with, or the contemplated benefits of, the exchange offer.

     o All old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes.

     o Tenders of old notes may be withdrawn at any time before the expiration of the exchange offer.

     o The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     o    We will not receive any proceeds from the exchange offer.

                             ----------------------

         See "Risk Factors" beginning on page 8 for a discussion of the factors that you should consider prior to tendering your notes for exchange.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is accurate or complete or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is January 12, 2005.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE..........ii
FORWARD-LOOKING STATEMENTS.................................................iii
PROSPECTUS SUMMARY...........................................................1
RATIO OF EARNINGS TO FIXED CHARGES...........................................6
RISK FACTORS.................................................................8
SONOCO PRODUCTS COMPANY.....................................................10
USE OF PROCEEDS.............................................................11
SELECTED CONSOLIDATED FINANCIAL DATA........................................11
THE EXCHANGE OFFER..........................................................12
RESALE OF THE NEW NOTES.....................................................12
TERMS OF THE EXCHANGE OFFER.................................................13
DESCRIPTION OF THE NEW NOTES................................................22
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................33
PLAN OF DISTRIBUTION........................................................38
LEGAL MATTERS...............................................................39
EXPERTS ....................................................................39


         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution" in this prospectus.

         This prospectus contains summaries we believe to be accurate of certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference.

         You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, in connection with any offer made by this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

         You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of Sonoco Products Company may have changed since that date.

       WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. We also make these filings available free of charge on our website, www.sonoco.com, as soon as reasonably practical after electronic filing of such material with the SEC. Please note that the SEC's website (www.sec.gov) and our website (www.sonoco.com) are included in this prospectus as inactive textual references only. Neither the information contained on the SEC's website nor the information contained on our website is incorporated by reference into this prospectus and such information should not be considered to be part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N. W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the address above. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         We "incorporate by reference" into this prospectus certain information we file with the SEC, which means that we can disclose important business and financial information to you by referring you to those documents without delivering them to you with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until all securities covered by this prospectus have been exchanged and all conditions to the consummation of the exchange offer have been satisfied. We incorporate by reference:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2003;

     o our quarterly reports on Form 10-Q for the fiscal quarters ended March 28, 2004, June 27, 2004 and September 26, 2004; and

     o our current reports on Form 8-K, filed on June 16, 2004 and October 15, 2004.

         We will provide you free copies of these filings, other than exhibits to filings unless the exhibits are specifically incorporated by reference into a filing, if you write or call us at:

         Sonoco Products Company
         Attn:  Charles J. Hupfer, Vice President,
                Chief Financial Officer and Secretary
         One North Second Street
         P.O. Box 160
         Hartsville, South Carolina 29551-0160
         Telephone: (843) 383-7000.

         To obtain timely delivery of this information, you must request it no later than five business days before February 11, 2005, the expiration date of the exchange offer.

         In addition, while any old notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of old notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act.

                           FORWARD-LOOKING STATEMENTS

         This offering memorandum includes and incorporates by reference "forward-looking statements." All statements that are not historical in nature, are intended to be, and are hereby identified as "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "plan," "anticipate," "objective," "goal," "guidance," and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, and producing improvements in earnings.

         These  forward-looking  statements  are based on current  expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies, and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

     o    availability and pricing of raw materials;

     o    success of new product development and introduction;

     o    ability to maintain or increase productivity levels;

     o    international, national and local economic and market conditions;

     o fluctuations of obligations and earnings of pension and postretirement benefit plans;

     o    ability to maintain market share;

     o    pricing pressures and demand for products;

     o continued strength of our paperboard-based engineered carriers and composite can operations;

     o    anticipated results of restructuring activities;

     o    resolution of income tax contingencies;

     o ability to successfully integrate newly acquired businesses into the Company's operations;

     o    currency stability and the rate of growth in foreign markets;

     o use of financial instruments to hedge foreign exchange, interest rate and commodity price risk;

     o    actions of government agencies;

     o    loss of consumer confidence; and

     o    economic disruptions resulting from terrorist activities.

         We  undertake  no   obligation   to  publicly   update  or  revise  any
forward-looking statement, whether as a result of new information, future events or otherwise.

                               PROSPECTUS SUMMARY

         This summary contains basic information about us and the exchange offer. Because it is a summary, it does not contain all of the information that you should consider in connection with the exchange offer. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, which are incorporated into this prospectus by reference. In this prospectus, unless the context requires otherwise, references to "Sonoco," "the Company," "our company, " "we," "us" and "our" refer to Sonoco Products Company and its subsidiaries.

Sonoco Products Company

         We are a South Carolina corporation founded in Hartsville, South Carolina in 1899. We are a major global manufacturer of paperboard-based and other industrial and consumer packaging products. Our principal executive offices are located at One North Second Street, P. O. Box 160, Hartsville, South Carolina 29551-0160. Our telephone number is (843) 383-7000.

The Exchange Offer

         On June 23, 2004, we completed an offering of $150,000,000 aggregate principal amount of our 5.625% notes due 2016 in a transaction exempt from registration under the Securities Act. Unless otherwise specified or unless the context requires otherwise, in this prospectus, we refer to the notes sold to the initial purchasers as the old notes and we refer to the offer and sale of the old notes as the offering. We used the net proceeds from the offering to repay a portion of amounts outstanding under our commercial paper facility. In connection with the offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to commence this exchange offer. Accordingly, you may exchange your old notes for new notes that have been registered under the Securities Act and have substantially the same terms as the old notes. Unless otherwise specified or unless the context requires otherwise, in this prospectus, we refer to the old notes and the new notes together as the notes. The following summary of the exchange offer is not complete. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.

Securities Offered .................................    $150,000,000 aggregate principal amount of our new 5.625%
                                                        notes due 2016, all of which have been registered under
                                                        the Securities Act. The terms of the new notes offered in
                                                        the exchange offer are substantially identical to those of the old notes, except that the transfer restrictions (with limited exceptions described in this prospectus) and
                                                        additional interest provisions relating to the old notes
                                                        do not apply to the new notes, and holders of the new
                                                        notes will not be entitled to registration rights under
                                                        the registration rights agreement.

The Exchange Offer..................................    We are offering to issue registered new notes in exchange
                                                        for a like principal amount and like denomination of our
                                                        old notes. We are offering these new registered notes to
                                                        satisfy certain of our obligations under the registration
                                                        rights agreement that we entered into with the initial
                                                        purchasers of the old notes. You may tender your
                                                        outstanding old notes for exchange by following the
                                                        procedures described under the heading "Terms of The
                                                        Exchange Offer."

                                       1

Expiration Date; Tenders; Withdrawal................    The exchange offer will expire at 5:00 p.m., New York City time, on February 11, 2005, unless we extend it. We do not currently intend to extend the expiration date. You may
                                                        withdraw any old notes that you tender for exchange at any time prior to the expiration date of the exchange offer.
                                                        We will accept any and all old notes validly tendered and
                                                        not validly withdrawn before the expiration date. See
                                                        "Terms of The Exchange Offer-- Procedures for Tendering
                                                        Old Notes" and "--Withdrawals of Tenders of Old Notes" for
                                                        a more complete description of the tender and withdrawal
                                                        period.

Procedures for Tendering Old Notes..................    If you wish to accept the exchange offer, you must:

                                                        o   complete, sign and date the accompanying letter of
                                                            transmittal, or a facsimile of the letter of
                                                            transmittal according to the instructions contained in
                                                            this prospectus and the letter of transmittal;


                                                        o   mail or otherwise deliver the letter of transmittal, or
                                                            a facsimile of the letter of transmittal, together with
                                                            the old notes and any other required documents to the
                                                            exchange agent at the address indicated on the cover
                                                            page of the letter of transmittal; or

                                                        o   if you hold old notes through The Depository Trust
                                                            Company, or DTC, and wish to participate in the
                                                            exchange offer, you must comply with the Automated
                                                            Tender Offer Program procedures of DTC, by which you
                                                            will agree to be bound by the letter of transmittal.

                                                        See "Terms of the Exchange Offer -- Procedures for
                                                        Tendering Old Notes," and "-- Book Entry Transfer" for
                                                        further explanation of these procedures.

                                                        By signing, or agreeing to be bound by the letter of
                                                        transmittal, you will represent to us that, among other
                                                        things:

                                                        o   any new notes that you receive will be acquired in the
                                                            ordinary course of your business;

                                                        o   you have no intent to participate in, or any
                                                            arrangement or understanding with any person or entity
                                                            to participate in, a distribution of the new notes;

                                                        o   if you are a broker-dealer, or are participating in the
                                                            exchange offer for the purpose of distributing the new
                                                            notes, that you will comply with the registration and
                                                            prospectus delivery requirements of the Securities Act;
                                                            and

                                                        o   you are not our "affiliate," as defined in Rule 405 of
                                                            the Securities Act, or, if you are an "affiliate," you
                                                            will comply with any applicable registration and
                                                            prospectus delivery requirements of the Securities Act.

                                                         2

Special Procedures for Beneficial Owners............    If you are a beneficial owner of old notes which are
                                                        registered in the name of a broker, dealer, commercial
                                                        bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact
                                                        that registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on
                                                        your own behalf, you must, prior to completing and
                                                        executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register
                                                        ownership of the old notes in your name or obtain a
                                                        properly completed bond power from the registered holder.
                                                        The transfer of registered ownership may take considerable time and it may not be possible to complete the transfer
                                                        before the expiration date.

Guaranteed Delivery Procedures......................    If you wish to tender your old notes and your old notes
                                                        are not immediately available or you cannot deliver your
                                                        old notes, the letter of transmittal or any other
                                                        documents required by the letter of transmittal, or you
                                                        cannot comply with the applicable procedures under DTC's
                                                        Automated Tender Offer Program before the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under
                                                        "Terms of The Exchange Offer-- Guaranteed Delivery
                                                        Procedures."

Certain United States Federal
Income Tax Consequences..............................   Your exchange of old notes for new notes to be issued in
                                                        the exchange offer will not result in any gain or loss to
                                                        you for United States federal income tax purposes. See
                                                        "Certain United States Federal Income Tax Consequences" in
                                                        this prospectus.

Use of Proceeds.....................................    We will not receive any proceeds from the issuance of new
                                                        notes pursuant to the exchange offer.

Exchange Agent......................................    The Bank of New York is serving as exchange agent in
                                                        connection with the exchange offer. The address and
                                                        telephone number of the exchange agent are set forth in the section captioned "The Exchange Offer -- Exchange Agent" in this prospectus.

Shelf Registration..................................    If applicable interpretations of the staff of the SEC do
                                                        not permit us to effect the exchange offer, if the
                                                        exchange offer is not completed within the time required
                                                        by the registration rights agreement, or upon the request
                                                        of any holder of old notes under certain circumstances, we will be required to file, and use our reasonable best
                                                        efforts to cause to become effective, a shelf registration statement under the Securities Act that would cover
                                                        resales of old notes. See "Description of the New Notes--
                                                        Registration Rights; Additional Interest" in this
                                                        prospectus.


                                                         3

Consequences of Your Failure to Exchange Your Old
Notes...............................................    Old notes that are not exchanged in the exchange offer
                                                        will continue to be subject to the restrictions on
                                                        transfer that are described in the legend on the old notes and in the indenture. In general, you may offer or sell
                                                        your old notes only if they are registered under, or
                                                        offered or sold under an exemption from registration
                                                        under, the Securities Act and applicable state securities
                                                        laws. We do not currently intend to register the old notes under the Securities Act. If your old notes are not
                                                        tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes.
                                                        See "Risk Factors-- Risks Related to the Exchange Offer
                                                        and the Notes-- If you choose not to exchange your old
                                                        notes, the present transfer restrictions will remain in
                                                        force and the market price of your old notes could
                                                        decline."

Consequences of Exchanging Your Old Notes...........    Based on interpretations of the staff of the SEC set forth in several no-action letters issued to unrelated third
                                                        parties, we believe that you may offer for resale, resell
                                                        or otherwise transfer the new notes that we issue in the
                                                        exchange offer without further compliance with the
                                                        registration and prospectus delivery requirements of the
                                                        Securities Act if:

                                                        o   you are acquiring the new notes in the ordinary
                                                            course of your business;

                                                        o   you are not engaging in and do not intend to
                                                            engage in a distribution of the new notes;

                                                        o   you have no arrangement or understanding with any
                                                            person to participate in the distribution of the
                                                            new notes; and

                                                        o   you are not our "affiliate," as defined in Rule
                                                            405 under the Securities Act.

                                                        See "The Exchange Offer-- Resale of the New Notes."

                                                        If any of these conditions are not satisfied and you
                                                        transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without
                                                        qualifying for a registration exemption, you may incur
                                                        liability under the Securities Act. We will not be
                                                        responsible for, or indemnify you against, any liability
                                                        you incur.

                                                        If you are a broker-dealer and you will receive new notes
                                                        for your own account in exchange for old notes that you
                                                        acquired as a result of market-making activities or other
                                                        trading activities, you will be required to acknowledge
                                                        that you will deliver a prospectus in connection with any
                                                        resale of the new notes. See "Plan of Distribution" for a
                                                        description of the prospectus delivery obligations of
                                                        broker-dealers in the exchange offer.


                                                         4

No Dissenters' Rights...............................    As a holder of old notes, you do not have any appraisal or dissenters' rights.  See "Terms of the Exchange Offer--
                                                        General."

The New Notes

         The following summary of the terms of the new notes is not complete. For a more detailed description of the new notes, see "Description of the New Notes" in this prospectus.

Issuer..............................................    Sonoco Products Company.

Notes Offered.......................................    $150,000,000 aggregate principal amount of 5.625%
                                                        Notes due 2016.

Maturity Date.......................................    June 15, 2016.

Interest Payment Dates..............................    June 15 and December 15 commencing December 15,
                                                        2004.

Ranking.............................................    The new notes will constitute our unsecured and
                                                        unsubordinated obligations and will rank:

                                                        o   equally with our existing and future unsecured and
                                                            unsubordinated indebtedness that is not guaranteed
                                                            by our subsidiaries;

                                                        o   senior to any of our future subordinated
                                                            indebtedness;

                                                        o   junior to our secured indebtedness to the extent of
                                                            the collateral securing that indebtedness;

                                                        o   effectively junior to our indebtedness that has
                                                            been guaranteed by subsidiaries with respect to the
                                                            assets and earnings of those subsidiaries; and

                                                        o   effectively junior to all existing and  future
                                                            indebtedness and other liabilities, including trade
                                                            payables, of all of our subsidiaries.

                                                        As of September 26, 2004:

                                                        o   we and our consolidated subsidiaries had total debt
                                                            (including short-term debt) of $927.4 million;

                                                        o   we had $70.7 million of secured indebtedness
                                                            outstanding and $856.7 million of unsecured and
                                                            unsubordinated indebtedness outstanding; and

                                                        o   our subsidiaries had $50.9 million of indebtedness
                                                            (excluding amounts payable to affiliated entities) and
                                                            $340.6 million of other liabilities outstanding,
                                                            including trade payables and deferred income tax
                                                            liabilities.


                                                         5

Optional Redemption.................................    We may redeem some or all of the new notes at any time, in whole or in part, in cash, at a  redemption price equal to the greater of (i) 100% of the principal amount of new notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the new notes to be redeemed discounted to the redemption
                                                        date at the then current Treasury Rate (as defined herein)
                                                        plus 15 basis points, together with, in either case, any
                                                        accrued and unpaid interest to the date of redemption.  See
                                                        "Description of the New Notes --- Optional Redemption."

Basic Covenants....................................     We will issue the new notes under an indenture. The
                                                        indenture, among other things, limits our ability and the
                                                        ability of our subsidiaries to:

                                                        o  create liens; and

                                                        o  enter into sale and leaseback transactions.

                                                        These covenants are subject to important exceptions. For
                                                        more detail, see "Description of the New Notes -- Certain
                                                        Covenants" in this prospectus.

Form and Denomination.................................  The new notes will be issued in denominations of $1,000 and any integral multiple of $1,000.

                                                        The new notes will be represented by one or more global
                                                        securities in fully registered, book-entry form without
                                                        interest coupons, will be deposited with The Bank of New
                                                        York as custodian for The Depository Trust Company (the
                                                        "Depositary") and will be registered in the name of Cede &
                                                        Co. or another nominee designated by the Depositary, except in limited circumstances.

Ratings...............................................  Standard & Poor's Rating Service has assigned the new notes a rating of A- and Moody's Investors Service, Inc. has
                                                        assigned the new notes a rating of A3. Ratings are not a
                                                        recommendation to buy, sell or hold the new notes. We cannot give any assurance that the ratings will be retained for any time period or that they will not be revised downward or
                                                        withdrawn by the ratings agencies.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows our ratio of earnings to fixed charges for the periods indicated:

                                                                Nine Months
                                                                  Ended
                                                               September 26,                  Years Ended December 31,
                                                                   2004         2003       2002        2001        2000        1999
                                                                   ----         ----       ----        ----        ----        ----

Ratio of Earnings to Fixed Charges 1 .......................       4.40x       2.63x       3.73x       3.39x       4.30x       4.82x
Pro forma Ratio of Earnings to Fixed Charges 2 .............       4.09x       2.39x       N/A         N/A         N/A         N/A

----------------

1 2003, 2002, 2001 and 2000 ratios reflect net pretax charges for restructuring costs of approximately $50 million, $10 million, $51 million and $5 million, respectively. The ratio for the nine months ended September 26, 2004 reflects net pretax charges for restructuring costs of approximately $8 million.
2 The pro forma ratios reflect the change in interest expense and bond discount amortization due to the application of the proceeds of the $150,000,000 offering of old notes that was completed June 23, 2004.

         For purposes of these calculations, "earnings" consist of income before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. "Earnings" does not include gains or losses on assets held for sale. "Fixed charges" consist of interest on all indebtedness, capitalized interest, amortization of bond discounts and the portion of rental expense considered to be representative of the interest factor.

Risk Factors

         You should consider carefully all of the information included or incorporated by reference into this prospectus and, in particular, the information under the heading "Risk Factors" beginning on page 8 in connection with the exchange offer and an exchange of old notes for new notes.

                                  RISK FACTORS

         You should carefully consider the following risks and other information contained in this prospectus, together with all of the other information incorporated by reference into this prospectus, before deciding to exchange your old notes for new notes. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results could be materially adversely affected.

               Risks Relating to the Exchange Offer and the Notes

If you choose not to exchange your old notes, the present transfer restrictions will remain in force and the market price of your old notes could decline.

         If you do not exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the old notes as set forth in the offering memorandum distributed in connection with the private offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. You should refer to the section of this prospectus entitled "Terms of The Exchange Offer" for information about how to tender your old notes.

You must comply with the exchange offer procedures in order to receive freely tradable new notes.

         Delivery of the new notes in exchange for the old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the documents described under "Terms of the Exchange Offer -- Procedures for Tendering Old Notes."

         Therefore, holders of the old notes who would like to tender the old notes in exchange for new notes should be sure to allow enough time for the necessary documents to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but that we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See "Terms of the Exchange Offer -- Procedures for Tendering Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

         If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities or if you are our "affiliate" as defined in Rule 405 of the Securities Act of 1933, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer - Resale of the New Notes."

If an active trading market does not develop for the new notes, you may not be able to resell them.

         Prior to this offering, there was no public market for the new notes and we cannot assure you that an active trading market will develop for the new notes. If no active trading market develops, you may not be able to resell your new notes at their fair market value or at all. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply to list the new notes on any securities exchange.

The notes will rank effectively junior in right of payment to all indebtedness and other liabilities, including trade payables, of our subsidiaries and junior in right of payment to all of our secured indebtedness.

         We conduct very substantial operations, including our international operations, through subsidiaries. Our subsidiaries are not guaranteeing the new notes. In the event of our bankruptcy or the bankruptcy of any of our subsidiaries, the holders of their liabilities, including guarantees, indebtedness and trade payables, would generally be entitled to payment of their claims from the assets of the affected subsidiaries before those assets were made available for distribution to us. As a result, the claims of holders of the new notes as well as claims of holders of the old notes will rank effectively junior to the claims of all of the creditors of our subsidiaries, including trade creditors and holders of guaranteed debt. If any indebtedness of our subsidiaries were to be accelerated, we cannot assure you that the assets of the subsidiaries remaining after payment of such indebtedness and other liabilities would be sufficient to repay our indebtedness in full, including the notes. As of September 26, 2004, our subsidiaries had $50.9 million of their own indebtedness (excluding amounts payable to affiliated entities) and $340.6 million of other liabilities outstanding including trade payables and deferred income tax liabilities. Subject to the restrictions set forth in our debt instruments, our subsidiaries may be able to incur significant additional indebtedness in the future.

         The new notes will rank junior in right of payment to all of our secured indebtedness to the extent of the collateral securing that indebtedness. As of September 26, 2004, we had $70.7 million in secured indebtedness. Subject to the restrictions set forth in our debt instruments, including the indenture, we may be able to incur significant additional secured indebtedness in the future.

                         Risks Relating to Our Business

Conditions in foreign countries where we operate may reduce our earnings.

         We have operations throughout North and South America, Europe and Asia with facilities in 32 countries serving customers in 85 countries. In 2003, approximately 33% of our sales came from operations and sales outside of the United States. Accordingly, our revenues and net income may be adversely affected by economic conditions, political situations and changing laws and regulations in foreign countries, as to which we have no control.

Foreign exchange rate fluctuations may reduce our earnings.

         As a result of operating globally, we are exposed to market risk from changes in foreign exchange rates. We monitor these exposures and have occasionally used currency swaps and forward foreign exchange contracts to hedge a portion of the net investment in foreign subsidiaries, foreign currency assets and liabilities, or forecasted transactions denominated in foreign currencies. Nonetheless, to the extent we have unhedged positions or our hedging procedures do not work as planned, fluctuating currencies could reduce our revenues and income. Our financial performance is directly affected by exchange rates because the results of operations and the assets and liabilities of our foreign operations which are recorded in local currencies are translated into U. S. dollars for financial reporting purposes.

We  may   encounter   difficulties   arising  from   integrating   acquisitions,
restructuring our operations or closing or disposing of facilities.

         We have completed acquisitions, closed higher cost facilities, sold non-core assets, and otherwise restructured our operations in an effort to improve our cost competitiveness and profitability. Some of these activities are ongoing, and we cannot guarantee that any such activities will not divert the attention of management or disrupt our ordinary operations or those of our subsidiaries. Moreover, our production capacity or the actual amount of products we produce may be reduced as a result of these activities.

         We have made numerous acquisitions in recent years, are currently involved in a number of acquisitions and are actively seeking new acquisitions that we believe provide meaningful opportunities in industrial and consumer markets. Acquired businesses may not achieve the levels of revenue, profit or productivity or otherwise perform as we expect.

         Acquisitions also involve special risks, including, without limitation, the potential assumption of unanticipated liabilities and contingencies and difficulties in integrating acquired businesses. While we believe that our acquisitions will improve our competitiveness and profitability, we can give no assurance that acquisitions will be successful or accretive to earnings.

We are subject to environmental regulations and liabilities that could weaken our operating results.

         Federal, state, provincial, foreign and local environmental requirements, particularly those relating to air and water quality, are a significant factor in our business. In the past we have had, and in the future may face, environmental liability for the costs of remediating soil or water that is or was contaminated by us or a third party at various sites which are now or were previously owned or operated by us. Legal proceedings may result in the imposition of fines or penalties as well as mandated remediation programs that require substantial, and in some instances, unplanned capital expenditures. There also may be similar liability at sites with respect to which either we have received, or in the future may receive, notice that we may be a potentially responsible party and which are the subject of cleanup activity under the Comprehensive Environmental Response, Compensation and Liability Act, analogous state laws and other laws concerning hazardous substance contamination.

         We have incurred in the past and may incur in the future, fines and penalties relating to environmental matters and costs relating to the damage of natural resources, lost property values and toxic tort claims. We have made expenditures to comply with environmental regulations and expect to make additional expenditures in the future. As of September 26, 2004, we had approximately $4.7 million reserved for environmental liabilities. However, we could incur additional expenditures due to changes in law or the discovery of new information, and those expenditures could have a material adverse effect on our net income and liquidity.

Raw materials price increases may reduce our net income.

         Many of the raw materials we use are commodities purchased from third parties. Principal examples are recovered paper, resin, steel and aluminum. Prices of these commodities are subject to substantial fluctuations which are beyond our control and can adversely affect our profitability. Even though many of our long term contracts with buyers of our products permit limited price adjustments to reflect increased raw material costs and even though we may increase our prices in an effort to offset increases in raw materials costs, such adjustments may not occur quickly enough or be sufficient to prevent a material adverse effect on our net income and cash flow.

Energy price increases may reduce our net income.

         Our manufacturing operations require the use of substantial amounts of electricity and natural gas. These are subject to significant price fluctuations as the result of changes in overall supply and demand. Increases in energy costs can materially adversely affect our net income and cash flow.


                             SONOCO PRODUCTS COMPANY

         We are a South Carolina corporation founded in Hartsville, South Carolina in 1899. We are a major global manufacturer of paperboard-based and other industrial and consumer packaging products. We are also vertically integrated into paperboard production and recovered paper collection, which means that the paperboard used in our packaging products is produced substantially from recovered paper our subsidiaries collect. We operate an extensive network of plants in the United States and have subsidiaries in Asia, Europe, Canada, Mexico, South America, Australia, and New Zealand, and affiliates in numerous locations around the world. We have made a number of recent acquisitions, and we expect to continue acquiring additional companies that we believe provide meaningful opportunities in industrial and consumer markets. We may also dispose of operations when we believe that doing so is consistent with our overall goals and strategies.

                                 USE OF PROCEEDS

         The exchange offer is intended to satisfy some of our obligations under the old notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated in this prospectus we will receive in exchange old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase in our outstanding indebtedness or change in our capitalization.

         Our net proceeds from the offering and sale of the old notes, which do not include accrued interest on the old notes, were approximately $148.7 million, after deducting related fees and expenses of the offering and the discount payable to the initial purchasers. We used these net proceeds to repay $148.7 million outstanding under our commercial paper facility, which had $108 million of borrowings outstanding at June 27, 2004 and a weighted average interest rate of 1.10% at June 27, 2004 and an average maturity of three days.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected financial data for each of the five years in the period ended December 31, 2003 have been derived from our consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The financial data as of September 26, 2004 and September 28, 2003, and each of the periods then ended, have been derived from our unaudited condensed consolidated financial statements which include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly our results of operations and financial position for the periods and at the dates presented. This data should be read in conjunction with our audited and unaudited financial statements, including the notes thereto, incorporated herein by reference.

                                                    As of and
                                            for the Nine months Ended
                                            -------------------------                                 As of and
                                            September 26  September 28                       for the Year Ended December 31,
                                            ------------  ------------                       -------------------------------
                                                2004          2003        2003         2002         2001         2000         1999
                                                ----          ----        ----         ----         ----         ----         ----
Earnings Data 1:
Net sales ...............................   $2,270,435   $2,028,362   $2,758,326   $2,701,419   $2,464,445   $2,570,708   $2,391,666
Income from continuing
  operations 2, 3 .......................      116,235       59,140       78,178      125,468       81,496      158,801      171,077
Net income 4 ............................      116,235       65,531      138,949      135,316       91,609      166,298      187,805

Consolidated Balance Sheet Data
(period end):
Total assets ............................    2,878,476    2,493,301    2,520,633    2,436,439    2,352,197    2,212,611    2,297,020
Total debt ..............................      927,436      775,929      674,587      833,846      921,810      857,641      904,137
Shareholders' equity ....................    1,078,642      913,153    1,014,160      867,425      804,122      801,471      901,220

Per Share Data:
Net income per share ....................   $     1.19   $     0.68   $     1.44   $     1.40   $     0.96   $     1.67   $     1.84
Cash dividends per share ................   $     0.65   $     0.63   $     0.84   $     0.83   $     0.80   $     0.79   $     0.75

1    Earnings  data for fiscal  years 1999  through  2002 has been  restated  to reclassify the High Density Film business, which was sold in 2003, as discontinued operations.
2 Data for the nine months ended September 26, 2004 reflects net charges of $8,244 pretax ($6,524 after tax) for restructuring costs. Data for the nine months ended September 28, 2003 reflects net charges of $33,135 pretax ($24,211 after tax and minority interest) for restructuring costs. Fiscal year 2003 data reflects net charges of $50,056 pretax ($35,329 after tax) for restructuring costs for consolidated subsidiaries and $1,455 after tax for restructuring costs related to affiliates/minority interest in subsidiaries. Fiscal year 2002 data reflects net charges of $10,409 pretax ($6,663 after tax) for restructuring costs. Fiscal year 2001 data reflects net charges of $51,175 pretax ($49,028 after tax) for the net gain from legal settlements, corporate-owned life insurance (COLI) and restructuring costs for consolidated subsidiaries and $6,591 after tax for restructuring costs related to affiliates/minority interest in subsidiaries. Fiscal year 2000 data reflects net charges of $5,543 pretax ($1,372 after tax) for the net gain on the sales of divested businesses, restructuring costs and executive severance charges. Fiscal year 1999 data reflects the gain on the sale of divested businesses of $(3,500).

3 The provision for income taxes in fiscal years 2001 and 2000 include $14,613 and $12,000, respectively for COLI.
4 Net income for fiscal year 2003 reflects the gain on the sale of the High Density Film business of $(63,112) pretax ($(49,433) after tax).

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         Pursuant to a purchase agreement dated June 16, 2004 between us and Banc of America Securities LLC and Deutsche Bank Securities Inc., as
representatives on behalf of the initial purchasers named in the purchase agreement, we sold $150,000,000 aggregate principal amount of old notes. Throughout this prospectus, we refer to Banc of America Securities LLC and Deutsche Bank Securities Inc. and the other initial purchasers of old notes collectively as the initial purchasers. As a condition to the initial sale of the old notes, we and the initial purchasers entered into a registration rights agreement dated as of June 23, 2004. Pursuant to the registration rights agreement, we agreed to:

     o file with the SEC no later than October 21, 2004 a registration statement under the Securities Act of 1933 (the "Securities Act") relating to an offer to exchange the old notes for the new notes;

     o use our reasonable best efforts to cause the registration statement to become effective under the Securities Act no later than December 20, 2004, and to keep the exchange offer open for at least 20 business days;

     o    use  our   reasonable   best  efforts  to  keep  the  exchange   offer
          registration statement effective until the closing of the exchange offer;

     o use our reasonable best efforts to cause the exchange offer to be completed not later than January 19, 2005; and

     o under certain circumstances, file a shelf registration statement with the SEC under the Securities Act within the time specified by the registration rights agreement.

         We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

         The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver the old notes by book-entry transfer at DTC.

Resale of the New Notes

         We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under "Terms of the Exchange Offer -- Procedures for Tendering Old Notes." However, if you intend to participate in a distribution of the new notes, or you are our "affiliate," as defined in Rule 405 of the Securities Act, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available to you. You must represent to us in the letter of transmittal accompanying this prospectus that you meet the conditions exempting you from the registration requirements.

         We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. However, we have not asked the staff of the SEC for a no-action letter relating to this particular exchange offer and we do not intend to do so. Therefore, you cannot be sure that the staff of the SEC will treat this exchange offer in the same way it has treated other exchange offers in the past. A broker-dealer that has bought old notes for market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its new notes. See "Plan of Distribution" in this prospectus for more information regarding broker-dealers.

         The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Exchange Agent

         We have appointed The Bank of New York as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

                              The Bank of New York
                           Corporate Trust Operations
                               Reorganization Unit
                           101 Barclay Street - 7 East
                            New York, New York 10286
                             Attn: Giselle Guadalupe
                               Tel: (212) 815-6331
                               Fax: (212) 298-1915

                           TERMS OF THE EXCHANGE OFFER

General

         Based on the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all old notes validly tendered and not validly withdrawn before the expiration date.

         Subject to the minimum denomination requirements of the new notes, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn before the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in principal amounts that are integral multiples of $1,000.

         The form and terms of the new notes are substantially identical to the form and terms of the old notes except that:

     o the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer of the new notes, and

     o holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement, or to the additional interest provisions of the registration rights agreement.

         The new notes will evidence the same indebtedness as the old notes and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. As a result, both the new notes and the old notes will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of old notes being surrendered for exchange.

         As of the date of this prospectus, $150,000,000 aggregate principal amount of the old notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on January 11, 2005 as the record date for the exchange offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the old notes entitled to participate in the exchange offer.

         As a holder of old notes, you do not have any appraisal or dissenters' rights or any other right to seek monetary damages in court under the South Carolina Business Corporation Act, as amended, or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act, the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not surrendered for exchange in the exchange offer will remain outstanding, interest on those notes will continue to accrue and the holders will continue to be entitled to the rights and benefits the holders have under the indenture, except for any rights under the registration rights agreement that by their terms terminate upon consummation of the exchange offer.

         We will be deemed to have accepted validly surrendered old notes if and when we give oral or written notice of our acceptance to The Bank of New York, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us and delivering exchange notes to the holders.

         If you surrender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described below under "-- Fees and Expenses."

         We are not required to obtain any state or federal regulatory approvals in connection with the exchange offer.

Expiration Date; Extensions; Amendments

         The "expiration date" means 5:00 p.m., New York City time, on February 11, 2005, unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

         In order to extend the exchange offer, we will:

          o notify the exchange agent of any extension by oral or written communication; and

          o issue a press release or other public announcement, which will report the approximate number of old notes deposited, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         During any extension of the exchange offer, all old notes previously surrendered and not withdrawn will remain subject to the exchange offer.

         We reserve the right:

          o to delay accepting any old notes (in the event that the terms of the exchange offer are materially altered and the exchange offer is extended),

          o    to amend the terms of the exchange offer in any manner,

          o    to extend the exchange offer, or

          o if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

         Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment in a manner reasonably calculated to inform the registered holders of old notes of the amendment, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

         We  will  have  no  obligation  to  publish,   advertise  or  otherwise
communicate any public announcement that we may choose to make, other than by making a timely release to an appropriate news agency.

         In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or a book-entry confirmation with an agent's message, in each case, with all other required documents. However, we reserve the absolute right to waive any conditions of the exchange offer, which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the surrender of old notes. All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver in a manner reasonably calculated to inform the holder of old notes of the waiver, and we will extend the exchange offer for at least five business days. If we do not accept any surrendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. We will deliver new notes to tendering holders of old notes that are accepted for exchange and we will return any old notes that we do not accept for exchange for any reason to their tendering holder promptly after expiration or termination of the exchange offer. See the information set forth below under "-- Return of Old Notes."

Interest on the New Notes

         The new notes will accrue cash interest on the same terms as the old notes, that is, at the rate of 5.625% per year, using a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on June 15 and December 15 of each year. Interest payments will be made to holders of record of the new notes at the close of business on June 1 and December 1, as the case may be, immediately preceding such interest payment dates. Old notes accepted for exchange will not receive accrued interest at the time of exchange. However, each new note will bear interest:

          o from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note, or

          o    from June 23, 2004 if no interest has been paid on the old note.

Procedures for Tendering Old Notes

         If you wish to surrender old notes you must:

          o complete and sign the letter of transmittal or send a timely confirmation of a book-entry transfer of old notes to the exchange agent,

          o have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and

          o mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt before the expiration date.

         In addition, either:

          o certificates for old notes must be received by the exchange agent along with the letter of transmittal;

          o a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date; or

          o you must comply with the procedures described below under "-- Guaranteed Delivery Procedures."

         If you do not withdraw your surrender of old notes before the expiration date, it will indicate an agreement between you and us that you have agreed to surrender the old notes, in accordance with the terms and conditions in the letter of transmittal.

         The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company, or nominee effect the above transactions for you.

         If you are a beneficial owner of the old notes and you hold those old notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to surrender your old notes, you should contact that intermediary promptly and instruct it to surrender the old notes on your behalf.

         Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

          o you tender your old notes as the registered holder, which term includes any participant in DTC whose name appears on a security listing as the owner of old notes, and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes, or

          o you surrender your old notes for the account of an eligible institution.

         An "eligible institution" is:

          o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

          o    a  commercial   bank  or  trust  company   having  an  office  or
               correspondent in the United States, or

          o an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

         In each instance, the entity must be a member of one of the signature guarantee programs identified in the letter of transmittal.

         If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature in the letter of transmittal.

         Your surrender will be deemed to have been received as of the date when:

          o the exchange agent receives a properly completed and signed letter of transmittal accompanied by the old notes, or a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC with an agent's message, or

          o the exchange agent receives a notice of guaranteed delivery from an eligible institution.

         Issuances of new notes in exchange for old notes surrendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the surrendered old notes, or confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

         We will make the determination regarding all questions relating to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of surrendered old notes, and our determination will be final and binding on all parties.

         We reserve the absolute right to reject any and all old notes improperly surrendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or any defects, irregularities, or conditions of surrender as to any particular old note. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with surrenders of old notes within the time we determine. Although we intend to notify holders of defects or irregularities in connection with surrenders of old notes, we are not required to do so, and neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice. Surrenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

         We have no current plan to acquire any old notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

         Pursuant to the letter of transmittal, if you elect to surrender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the surrendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the transactions described in the letter of transmittal.

         By executing the letter of transmittal and surrendering old notes in the exchange offer, you will be representing to us that, among other things (in the following representations "you" includes you or any other person acquiring new notes in the exchange offer through you, whether or not such other person is a holder of old notes):

          o you have full power and authority to tender, exchange, assign, and transfer the old notes surrendered;

          o when we accept the old notes for exchange, we will acquire good title to the old notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

          o you are acquiring the new notes in the ordinary course of your business;

          o you are not participating in and do not intend to participate in a distribution of the new notes;

          o you have no arrangement or understanding with any person to participate in the distribution of the new notes;

          o you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and that you cannot rely on the position of the SEC's staff set forth in their no-action letters;

          o you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC; and

          o you are not our "affiliate," as defined in Rule 405 under the Securities Act, or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you may be a statutory underwriter and will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution" in this prospectus.

         Participation  in the  exchange  offer is  voluntary.  You are urged to
consult  your  financial   advisors  in  making  your  decision  on  whether  to
participate in the exchange offer.

Return of Old Notes

         If any old notes are not accepted for any reason described in this prospectus, or if old notes are withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you or, in the case of old notes surrendered by book-entry transfer, into an account for your benefit at DTC, unless otherwise provided in the letter of transmittal. The old notes will be returned or credited to an account maintained with DTC as promptly as practicable.

Book Entry Transfer

         The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that the participant has received and agrees to execute and be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

         A delivery of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at its address set forth in the letter of transmittal for receipt before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

         If you wish to surrender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, (2) you cannot deliver your old notes or other required documents to the exchange agent before the expiration date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may nonetheless participate in the exchange offer if:

          o    you surrender your notes through an eligible institution;

          o before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail, hand delivery or overnight carrier, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes surrendered; the notice of guaranteed delivery must state that the surrender is being made by the notice of guaranteed delivery and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other required documents, will be delivered by the eligible institution to the exchange agent; and

          o the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

         Unless old notes are surrendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the surrender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to surrender your old notes according to the guaranteed delivery procedures described above.

Withdrawals of Tenders of Old Notes

         You may withdraw your surrender of old notes at any time before the expiration date.

         To withdraw old notes surrendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth under "The Exchange Offer -- Exchange Agent" before the expiration date. Any notice of withdrawal must:

          o specify the name of the person having deposited the old notes to be withdrawn;

          o identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

          o contain a statement that the holder is withdrawing the election to have the old notes exchanged;

          o be signed by the holder in the same manner as the original signature on the letter of transmittal used to surrender the old notes; and

          o specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, unless the old notes were tendered for the account of an eligible institution, the signatures on the notice of withdrawal must be guaranteed by an eligible institution. If old notes have been surrendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

         We, in our sole discretion, will make the final determination on all questions regarding the validity, form, eligibility, and time of receipt of notices of withdrawal, and our determination will bind all parties. Any old notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly tendered again. Properly withdrawn old notes may be tendered again by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time before the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of old notes surrendered by book-entry transfer, into an account for your benefit at DTC pursuant to the book-entry transfer procedures described above, promptly after withdrawal, rejection of surrender or termination of the exchange offer.

Additional Obligations

         We may be required, under certain circumstances, to file a shelf registration statement. See "Description of the New Notes -- Registration Rights; Additional Interest" in this prospectus. In any event, we are under a continuing obligation, to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the closing of the exchange offer, subject to our ability to suspend the effectiveness of any registration statement as described in the registration rights agreement.

Conditions of the Exchange Offer

         Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if:

          o any statute, rule, or regulation has been enacted or any action has been taken or threatened by any court or governmental authority that, in our reasonable judgment, seeks to or would prohibit, restrict, or otherwise render consummation of the exchange offer illegal; or

          o any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or that would materially impair the contemplated benefits to us of the exchange offer (these benefits being the satisfaction of our obligations under the registration rights agreement to issue and exchange the new notes for the old notes as described above under "The Exchange Offer -- Purpose and Effect of the Exchange Offer"); or

          o a change occurs in the current interpretations by the staff of the SEC that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

         If we, in our reasonable discretion, determine that any of the above conditions exists, we may:

          o refuse to accept any old notes and return all surrendered old notes to the surrendering holders;

          o extend the exchange offer and retain all old notes surrendered before the expiration date, subject to the holders' right to withdraw the surrender of the old notes; or

          o waive any unsatisfied conditions regarding the exchange offer and accept all properly surrendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver in a manner reasonably calculated to inform the registered holder of old notes of the waiver, and we will extend the exchange offer for at least five business days if the exchange offer would have otherwise expired.

         All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer.

Fees and Expenses

         We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, e-mail or other electronic means, or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

         We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

         We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and accounting and legal fees and printing costs, among others. The expenses are estimated in the aggregate to be approximately $175,000.

         We will pay all transfer taxes, if any, applicable to the exchange of the old notes. If, however, new notes, or old notes for principal amounts not surrendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes surrendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Consequences of Failure to Exchange

         Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

          o    to us or to any of our subsidiaries;

          o inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

          o inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and, if such transfer is in respect of an aggregate principal amount of old notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to us that the transfer complies with the Securities Act;

          o outside the United States in compliance with Rule 904 under the Securities Act;

          o pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available; or

          o    pursuant  to  an  effective   registration  statement  under  the
               Securities Act.

         The liquidity of the old notes could be adversely affected by the exchange offer.

Accounting Treatment

         For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the notes.

                          DESCRIPTION OF THE NEW NOTES

         The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions, additional interest provisions and registration rights applicable to the old notes do not apply to the new notes. Unless otherwise specified or unless the context requires otherwise, references in this section to the "Notes" are references to the old notes and to the new notes offered in the exchange offer. The old notes were, and the new notes will be, issued under an indenture, dated as of June 15, 1991, as supplemented by the first supplemental indenture, dated June 23, 2004, between us and The Bank of New York, as trustee (as supplemented, the "Indenture"). The Indenture is subject to and governed by the Trust Indenture Act of 1939. The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. You should read the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act, in its entirety for provisions that may be important to you. The Indenture is an exhibit to the registration statement of which this prospectus is a part. You can find definitions of certain capitalized terms used in this description in the Indenture and below under "Certain Covenants -- Certain Definitions." For purposes of this "Description of the New Notes," references to "Sonoco," "the Company," "we," "our" or "us" refer solely to Sonoco Products Company, and not to any of Sonoco's subsidiaries. The Bank of New York serves as exchange agent for this exchange offer, but The Bank of New York also serves as trustee under the Indenture. For purposes of this "Description of the New Notes," The Bank of New York in its capacity as trustee under the Indenture is referred to as the "Trustee."

         The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

         The Notes will be issued initially in the aggregate principal amount of $150,000,000 and in denominations of $1,000 and integral multiples of $1,000. Additional notes may be issued in the future without notice to or the consent of the holders of the Notes, under the same series with the same terms and with the same CUSIP number as the Notes.

         The Notes will constitute our unsecured and unsubordinated obligations and will rank:

          o equally with our existing and future unsecured and unsubordinated indebtedness that is not guaranteed by our subsidiaries;

          o    senior to any of our future subordinated indebtedness;

          o    junior  to  our  secured   indebtedness  to  the  extent  of  the
               collateral securing that indebtedness;

          o effectively junior to our indebtedness that has been guaranteed by subsidiaries with respect to the assets and earnings of those subsidiaries; and

          o effectively junior to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries.

         The Notes will bear interest at 5.625% per year and will mature on June 15, 2016. Interest on each Note will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2004, to the person in whose name the Notes are registered at the close of business on June 1 and

December 1, as the case may be, immediately preceding such interest payment dates. Interest on the Notes will accrue from June 23, 2004, or from the most recent interest payment date to which interest has been paid or provided for, and will be paid on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

         The Notes will be redeemable at, any time in whole or from time to time in part, at our option at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis assuming a 360 day year consisting of twelve 30 day months at the Treasury Rate plus 15 basis points plus, in either case, accrued and unpaid interest on the Notes to the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of at least three Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of five or more Reference Treasury Dealer Quotations obtained by the Trustee, or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so obtained.

         "Reference   Treasury  Dealer"  means  (i)  each  of  Banc  of  America
Securities LLC and Deutsche Bank Securities Inc. and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

         "Quotation Agent" means the Reference Treasury Dealer appointed by us.

         "Treasury Rate" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

         In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and fair. Notes will be redeemed in denominations of $1,000 and multiples thereof. Notice of any redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed at its registered address. If any Notes are to be redeemed in part only, the notice of redemption that relates to the Notes will state the portion of the Notes to be redeemed. New Notes in principal amounts of $1,000 equal to the unredeemed portion of the Notes will be issued in the name of the holder of the Notes upon surrender for cancellation of the original Notes. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or the portions of the Notes called for redemption.

Sinking Fund

         There is no provision for a sinking fund relating to the Notes.

Certain Covenants

Restriction on Liens

         The Indenture provides that, so long as the Notes are Outstanding, we will not issue, assume or guarantee, and we will not permit any Domestic Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance is referred to as a "lien" or "liens") of or upon any of our currently owned or later acquired assets or any such assets of a Domestic Subsidiary without effectively providing that the Notes (together with, if we shall so determine, any of our other Indebtedness that ranks equally with the Notes) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at our option, prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:

          o liens on any assets of any corporation existing at the time such corporation becomes a Domestic Subsidiary;

          o liens on any assets existing at the time of our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by us or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, this exception shall not apply to any assets theretofore owned by us or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

          o liens on any assets to secure Indebtedness of a Domestic Subsidiary to us or to any wholly owned Domestic Subsidiary;

          o liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition by us or a Domestic Subsidiary of the assets of a corporation or firm as an entirety or substantially as an entirety;

          o liens on any of our assets or assets of a Domestic Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

          o any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property); and

          o liens not permitted by the foregoing clauses if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all of our Indebtedness and all Indebtedness of our Domestic Subsidiaries secured by all such liens not so permitted by the foregoing clauses together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the Indenture do not exceed 10% of Consolidated Net Tangible Assets.

Restriction on Sale and Lease-Back Transactions

          o The Indenture also provides that we will not, and will not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by us or a Domestic Subsidiary of any property or assets, other than any such arrangement involving a lease for a term, including renewal rights, for not more than 3 years, whereby such property or asset has been or is to be sold or transferred by us or any Domestic Subsidiary to such person (referred to as a "Sale and Lease-Back Transaction"), unless:

          o we or such Domestic Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to the Indenture; or

          o the proceeds of the sale of the property or assets to be leased are at least equal to the fair value of such property or assets (as determined by our Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of the Notes or of our Funded Indebtedness or Funded Indebtedness of a consolidated Domestic Subsidiary ranking on a parity with or senior to the Notes.

Certain Definitions

         "Attributable Debt", when used in connection with a Sale and Lease-Back transaction referred to above, means, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually) of our obligations or obligations of any Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

         "Consolidated Net Tangible Assets" means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets.

         "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in the applicable balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.

         "Domestic Subsidiary" means any Subsidiary (a) incorporated under the laws of the United States or any state, territory or possession thereof, or the Commonwealth of Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions or in the Commonwealth of Puerto Rico. A "wholly owned Domestic Subsidiary" is any Domestic Subsidiary of which all Outstanding Securities having the voting power to elect the Board of Directors of such Domestic Subsidiary (irrespective of whether or not at the time securities of any other class or classes of such Domestic Subsidiary shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by us, or by one or more wholly owned Domestic Subsidiaries, or by us and one or more wholly owned Domestic Subsidiaries.

         "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

         "Indebtedness" means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all Indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries are otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

         "Subsidiary" means any corporation of which at least a majority of Outstanding Securities having the voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by us, or by one or more of the Subsidiaries, or by us and one or more Subsidiaries.

Consolidation, Merger and Sale of Assets

         The Indenture contains a provision permitting us, without the consent of the Holders of any of the Notes, to consolidate with or merge into any other person or transfer or lease its assets substantially as an entirety to any person provided that:

          o the successor is an entity organized and validly existing under the laws of any United States domestic jurisdiction;

          o the successor entity assumes our obligations on the Notes and under the Indenture;

          o after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

          o    certain other conditions are met.

Events of Default

         An Event of Default with respect to the Debt Securities of any series is defined in the Indenture as:

          o default in payment of principal of or premium, if any, on any Debt Security of that series when due, whether at maturity, upon acceleration of maturity or redemption, or otherwise;

          o default for 30 days in payment of interest on any Debt Security of that series;

          o our failure to perform any other of the covenants or warranties in the Indenture (other than a covenant or warranty where such failure to perform or breach is dealt with elsewhere in the events of default section of the Indenture, or a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series) continued for 60 days after due notice to us by the Trustee or to us and the Trustee by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series;

          o a default under any bond, debenture, note or other evidence of our Indebtedness (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our current or future Indebtedness (including the Indenture), which default constitutes a failure to pay such Indebtedness in a principal amount in excess of $10 million when due and payable at final maturity after the expiration of any applicable grace period or shall have resulted in such Indebtedness in a principal amount in excess of $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to us by the Trustee, or to us and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring us to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a Notice of Default under the Indenture;

          o    certain events of bankruptcy, insolvency or reorganization.

         The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing other than an event of default relating to bankruptcy, insolvency or reorganization, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal of and any premium and interest on all Debt Securities of that series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series.

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured or not waived. However, except in the case of default in the payment of principal of or premium, if any, or interest on any Debt Security of that series, or in the payment of any sinking fund installment, the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series. The Indenture also provides that such notice shall not be given until at least 30 days after the occurrence of a default or breach with respect to Outstanding Debt Securities of any series in the performance of a covenant or warranty in the Indenture other than for the payment of the principal of or premium, if any, or interest on any Debt Security of such series. The term default with respect to any series of Outstanding Debt Securities for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default as specified in the Indenture relating to such series of Outstanding Debt Securities.

         The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. The Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, with respect to the Debt Securities of such series provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. In the case of Book-Entry Securities, the Indenture requires the Trustee to establish a record date for purposes of determining which Holders are entitled to join in such direction.

         No Holder of a Debt Security will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

          o the Holder has previously given to the Trustee written notice of a continuing event of default regarding the Debt Securities of that series;

          o Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request to the Trustee to institute the proceeding and the Holder or Holders have offered reasonable indemnity to the Trustee; and

          o the Trustee has failed to institute the proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a Holder of a Debt Security to enforce payment of the principal of or premium, if any, or interest on the Debt Security on or after the applicable due date specified in the Debt Security.

         The Indenture includes a covenant that we will file annually with the Trustee a certificate specifying whether, to the best knowledge of the signers, we are in default under the Indenture.

Defeasance

Defeasance and Discharge

         The terms of the Notes provide that we will be discharged from any and all obligations in respect of the Notes (except for certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. government obligations, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of (and premium, if any), and interest on the Notes on the stated maturity of such payments in accordance with the terms of the Indenture and the Notes. Such discharge may only occur if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such a discharge will not be deemed, or result in, a taxable event to Holders of the Notes.

Defeasance of Certain Covenants

         The terms of the Notes provide us with the option to omit to comply with the covenants described above under "-- Certain Covenants." In order to exercise such option, we will be required to deposit with the Trustee money and/or U.S. government obligations, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal of and premium, if any, and interest on the Notes on the stated maturity of such payments in accordance with the terms of the Indenture and the Notes. We will also be required to, among other things, deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Notes to recognize income, gain or loss for federal income tax purposes. In the event we exercise this option and the Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their stated maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, we shall remain liable for such payments.

Book-Entry Securities

         The Notes will be issued in fully registered form and will be represented by a global security which will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary's nominee. Each Note represented by a global security is referred to in this offering memorandum as a "Book-Entry Security."

         Ownership of beneficial interests in a global Security representing Book-Entry Securities will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a global Security only will be evidenced by, and the transfer of that ownership interest only will be effected through, records maintained by the Depositary or its nominee for such global Security. Ownership of beneficial interest in such a global Security by persons that hold through participants only will be evidenced by, and the transfer of that ownership interest within such participant only will be effected through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of the Notes take physical delivery of such Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in such a global Security.

         Payment of principal of and any premium and interest on Book-Entry Securities represented by any global Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and Holder of the global Security representing such Book- Entry Securities. None of us, the Trustee or any agent of ours or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a global Security representing such Book-Entry Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests. Payments by participants to owners of beneficial interests in a global Security held through such participants will be governed by the Depositary's procedures, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

         No global Security may be transferred except as a whole by the Depositary for such global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

         A global Security representing Book-Entry Securities is exchangeable for definitive Notes in certificated form, of like tenor and of an equal aggregate principal amount, only if:

          o the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,

          o we, in our sole discretion determine that such global Security shall be exchangeable for definitive Notes in registered form, or

          o there shall have occurred and be continuing an Event of Default with respect to the Notes.

         Any global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in certificated form, of like tenor and of an equal aggregate principal amount, and in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such global Security. In the case of Notes in certificated form, principal of and premium, if any, and interest, if any, on the Notes will be payable, and the transfer of the Notes will be registrable, at the corporate trust office of the Trustee.

         Except as provided above, owners of beneficial interests in such global Security will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture, and no global Security representing Book-Entry Securities shall be exchangeable, except for another global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. We understand that under existing industry practices, in the event that we request any action of Holders, or an owner of a beneficial interest in such global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The information contained in this section regarding the Depositary and its procedures is based on publicly available information reviewed by us. The rules applicable to the Depositary and its participants are on file with the SEC.

Registration Rights; Additional Interest

         The summary set forth below of provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which is an exhibit to the registration statement of which this Prospectus is a part. In addition, the information set forth below concerning certain interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

Exchange Offer Registration

         In connection with the closing of the offering of the old notes, we entered into a registration rights agreement, dated June 23, 2004, with the initial purchasers. Pursuant to the registration rights agreement, we agreed to:

          o use our reasonable best efforts to file with the SEC, within 120 days following the closing date for the offering, a registration statement with respect to a proposed exchange of the old notes for the new notes;

          o use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the
               Securities Act within 180 days of the closing date of the offering;

          o    use our  reasonable  best  efforts  to keep  the  exchange  offer
               registration   statement  effective  until  the  closing  of  the
               exchange offer; and

          o use our reasonable best efforts to cause the exchange offer to be completed not later than 210 days following the closing date of the offering.

Shelf Registration

         We may be required under the registration rights agreement to file a shelf registration statement with the SEC to permit certain holders of the old notes who were not eligible to participate in the exchange offer to resell their old notes periodically without being limited by the transfer restrictions.

         If:

          o we are not permitted to file the exchange offer registration statement or to complete the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

          o for any reason, the exchange offer registration statement is not declared effective within 180 days following the closing date or the exchange offer is not completed within 210 days following the closing date;

          o    upon  the   request  of  the   initial   purchasers   in  certain
               circumstances; or

          o in certain circumstances, when a holder is not permitted to participate in the exchange offer or does not receive freely tradable new notes pursuant to the exchange offer;

then the registration rights agreement requires us, in lieu of effecting the registration of the new notes pursuant to the exchange offer registration statement:

          o as promptly as practicable, and, in any event, no later than 60 days after such filing obligation arises, to file with the SEC a shelf registration statement covering resales of the notes;

          o    to  use  our   reasonable   best   efforts  to  cause  the  shelf
               registration statement to be declared effective under the Securities Act not later than 150 days after such obligation arises after the closing date; and

          o to use our reasonable best efforts to keep effective the shelf registration statement until the earlier of (a) two years after the date the shelf registration statement is declared effective by the SEC, (b) the date on which the old notes become eligible for resale pursuant to Rule 144(k) or any successor provision, or
               (c) the  date  on  which  all  old  notes  covered  by the  shelf registration statement have been sold pursuant to the shelf registration statement or cease to be outstanding or otherwise to be registrable securities under the registration rights agreement.

         Notwithstanding the foregoing, during any 365-day period, we will have the ability to suspend the availability of such shelf registration statement for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to the maturity of the Notes), but no more than an aggregate of 60 days during any 365-day period, if such action is required by law or taken by us in good faith and for valid business reasons or our board of directors determines in good faith to amend the shelf registration statement or any related prospectus or prospectus supplement so that it will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements in such documents not misleading. In the event of such suspension, we have agreed to extend the effective period described above by the amount of time equal to the suspension period.

         We will, in the event of the filing of a shelf registration statement, provide to each holder of old notes that are covered by the shelf registration statement copies of the prospectus which is a part of the shelf registration statement and notify each such holder when the shelf registration statement has become effective. A holder of old notes that sells the old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with the sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations).

         Each Note will contain a legend to the effect that the holder of the Note, by its acceptance thereof, agrees to be bound by the provisions of the registration rights agreement. In that regard, if a holder receives notice from us that any event which:

          o makes a statement in the prospectus which is part of the shelf registration statement (or, in the case of participating broker-dealers, the prospectus which is a part of the exchange offer registration statement) untrue in any material respect; or

          o requires the making of any changes in the prospectus to make the statements therein not misleading; or

          o    is specified in the registration rights agreement

occurs, the holder (or participating broker-dealer, as the case may be) will suspend the sale of Notes pursuant to that prospectus until we have either:

          o amended or supplemented the prospectus to correct the misstatement or omission and furnished copies of the amended or supplemented prospectus to the holder (or participating broker-dealer, as the case may be); or

          o given notice that the sale of the Notes may be resumed, as the case may be.

Additional Interest

         A registration default means one of the following events:

          o the exchange offer registration statement is not filed with the SEC on or prior to the 120th day following the closing date;

          o    the  exchange  offer  registration   statement  is  not  declared
               effective on or prior to the 180th day following the closing date;

          o the exchange offer is not completed on or prior to the 210th day following the closing date;

          o a shelf registration statement is not filed with the SEC on or prior to the 60th day following the date such obligation arises; or

          o a shelf registration statement is not declared effective on or prior to the 150th day following the date such obligation arises.

If a registration default occurs, then the interest rate borne by the Notes that are affected by the registration default will be increased by an additional interest of 0.25% per year upon the occurrence of each registration default. The amount of additional interest will increase by an additional 0.25% per year for each 90-day period, or portion thereof, while a registration default is continuing until all registration defaults have been cured, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per year. Upon:

          o the filing of the exchange offer registration statement after the 120th day;

          o the effectiveness of the exchange offer registration statement after the 180th day;

          o    the completion of the exchange offer;

          o the filing of the shelf registration statement after the 60th day;

          o the effectiveness of the shelf registration statement after the 150th day; or

          o the date on which all Exchange Notes are saleable pursuant to Rule 144(k) under the Securities Act or any successor provision,

the interest rate on the Notes will be reduced to the original interest rate set forth on the cover page of this prospectus, if all registration defaults have been cured. If, after any such reduction in interest rate, a different event specified above occurs, the interest rate will again be increased pursuant to the foregoing provisions.

         If the shelf registration statement is unusable by the holders for any reason for more than 60 days in the aggregate in any 365-day period, then the interest rate borne by the Notes will be increased by 0.25% per year of the principal amount of the Notes for the first 90-day period (or portion thereof) beginning on the 61st day that the shelf registration statement ceased to be usable. This interest rate will be increased by an additional 0.25% per year of the principal amount of the Notes at the beginning of each subsequent 90-day period, if the shelf registration statement has remained unusable throughout the preceding 90-day period; provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per year. Any amounts payable under this paragraph shall also be deemed "additional interest" for purposes of the registration rights agreement. Upon the shelf registration statement once again becoming usable, the interest rate borne by the notes will be reduced to the original interest rate if we are otherwise in compliance with the registration rights agreement at such time. Additional interest shall be computed based on the actual number of days elapsed in each 90-day period in which the shelf registration statement is unusable.

         We are required to notify the Trustee within five business days of an event date, which is each and every date on which an event occurs in respect of which additional interest is required to be paid. Additional interest will be paid in the same manner as regular interest pursuant to the Indenture. The additional interest due will be payable on each interest payment date to the record holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay additional interest will be deemed to accrue from and including the day following the applicable event date.

         The registration rights agreement is governed by, and construed in accordance with, the laws of the State of New York.

Modification of the Indenture

         We and the Trustee may make agreed modifications and amendments to the Indenture, without the consent of any Holder of any Debt Security of any series, to add covenants and Events of Default, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the Holders of Debt Securities of any series.

         The Indenture contains provisions permitting us and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity, or reduce the principal of, or premium, if any, or the rate of interest on, any Debt Security of any series, (b) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (c) effect certain other changes. The Indenture also permits us to omit compliance with certain covenants in the Indenture with respect to Debt Securities of any series upon waiver by the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of such series.

Trustee

         The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of securities for which it is Trustee.

         We maintain customary banking relationships with the Trustee.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material U.S. federal income tax consequences of the exchange of old notes for new notes, as well as the ownership and disposition of the new notes. Unless otherwise stated under the heading "Non-U.S. Holders," below, this summary deals only with notes that are acquired in connection with this exchange offer and held as capital assets by U.S. holders, as defined below. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currency, tax-exempt investors, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax and United States expatriates. This summary also does not address the tax consequences to U.S. holders that have a functional currency other than the U.S. Dollar, partnerships or other entities treated as partnerships that hold notes, persons that hold notes as part of a straddle, hedging, constructive sale or conversion transaction, or shareholders, partners or beneficiaries of a holder of notes. It also does not include any description of any tax consequences under the tax laws of any state or local government or of any foreign government that may be applicable to the notes. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code, Treasury regulations under the Code, which we refer to in this prospectus as the Treasury Regulations, and administrative and judicial interpretations of the Code, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis.

         As used in this section, the term "U.S. holder" means any beneficial owner of notes that is, for United States federal income tax purposes,

          o    a citizen or resident of the United States,

          o a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

          o an estate the income of which is subject to United States federal income taxation regardless of its source, or

          o a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

         As used in this discussion, the term Non-U.S. holder means a beneficial owner of notes that is an individual, corporation, estate or trust and is not a U.S. holder.

         You should consult your own tax advisor to determine the effect of federal, state, local and foreign income tax laws with respect to the exchange of old notes for new notes and the continuing investment in the notes.

Tax Consequences of the Exchange Offer

         Under current law, the exchange of old notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes. Accordingly,

          o holders will not recognize taxable gain or loss upon the receipt of new notes in exchange for old notes in the exchange offer,

          o the holding period for a new note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor, and

          o the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

         We are obligated to pay additional interest on the notes under certain circumstances described under "Description of the New Notes -- Registration Rights; Additional Interest." Although the matter is not free from doubt, such additional interest should be taxable as interest under the rules described below in the event that additional interest is paid. It is possible, however, that the Internal Revenue Service, may take a different position with respect to the treatment of such additional interest. Holders should consult their own tax advisors about payments of such additional interest.

U.S. Holders

         Interest Income

         Except as set forth below, stated interest on a new note will be includible in a U.S. holder's gross income as ordinary interest income at the time it is accrued or received in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

         Market Discount

         A U.S. holder who purchases a note for an amount that is less than its stated redemption price will be treated as having purchased the note with "market discount" unless the discount is less than a specified de minimis amount. Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of any accrued market discount not previously included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder's acquisition of the note to the maturity date of the note, unless the U.S. holder makes an election to accrue market discount on a constant yield basis. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date of the note or certain earlier dispositions.

         A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the note and (2) the deferral of interest deductions, will not apply. Generally, currently included market discount is treated as ordinary interest income for federal income tax purposes. An election to include market discount as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

         Amortizable Bond Premium

         In general, a U.S. holder acquires a debt instrument with "amortizable bond premium" if the U.S. holder's basis in the debt instrument immediately after its acquisition (generally, the holder's acquisition cost) exceeds the sum of all amounts payable on the debt instrument after the acquisition date (other than stated interest). A special rule applies to determine the amounts that are payable on debt instruments (such as the notes) that may be redeemed at the issuer's option prior to maturity. Under this special rule, the issuer will be deemed to exercise a call option or combination of call options in the manner that maximizes the holder's yield on the debt instrument. The result of this special rule is that smaller amounts of premium will be allocable to the period prior to the date on which the debt instrument may be redeemed. If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the U.S. holder's adjusted tax basis in the debt instrument, less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than stated interest payments). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

         In general, a U.S. holder amortizes bond premium under Section 171 of the Code by offsetting the stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. However, the bond premium deduction for each accrual period is limited to the amount by which the U.S. holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period. In order to amortize bond premium under these rules, a U.S. holder must make an affirmative election in the manner prescribed by applicable Treasury Regulations. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the Internal Revenue Service.

         Constant Yield Election

         In lieu of applying the rules described above, U.S. holders may make a "constant yield election" under Treasury Regulation section 1.1272-3 with respect to their notes. Generally, if this election were to be made with respect to a note, all stated interest and market discount (including de minimis market discount), as adjusted by any amortizable bond premium, would be treated by the electing U.S. holder as if it were original issue discount and would be included in the holder's gross income as it accrues on a constant yield basis, regardless of the holder's regular method of tax accounting. In determining the note's yield for this purpose, the adverse presumption under the amortizable bond premium rules (pursuant to which an issuer's call right is deemed to be exercised if it maximizes the holder's yield) would not apply. A constant yield election applies only to the note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. A U.S. holder considering this election should consult a tax advisor.

         Sale, Exchange or Retirement of New Notes

         Upon sale, exchange (other than an exchange of old notes for new notes pursuant to the exchange offer), or retirement of a new note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement (less an amount equal to any accrued but unpaid interest not previously included in income, which would be taxable as interest income) and the U.S. holder's adjusted tax basis in the new note. A U.S. holder's adjusted tax basis in a new note will generally equal the holder's acquisition cost for such new note, increased by the amount of market discount previously included in income by such holder with respect to such new note and reduced by any principal payments received, and any amortizable bond premium deducted, by the U.S. holder. Subject to the market discount rules discussed above, gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, or retirement, the new note was held for more than one year. Under current law, net capital gains of non-corporate taxpayers, under certain circumstances, are taxed at lower rates than items of ordinary income. The deduction of capital losses is subject to certain limitations.

Non-U.S. Holders

         Interest Income

         Generally, interest income of a Non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate or, if applicable, a lower tax rate specified by a treaty, provided the Non-U.S. holder provides the payor with a properly executed IRS Form W-8BEN (or a suitable substitute form) claiming such lower treaty rate. However, interest income earned on the new notes by a Non- U.S. holder may qualify for the "portfolio interest" exemption and therefore not be subject to United States federal income tax or withholding tax, if such interest income is not effectively connected with a United States trade or business of the Non-U.S. holder and if:

          o the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

          o the Non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

          o the Non-U.S. holder is not a bank whose receipt of interest on the new notes is described in Section 881(c)(3)(A) of the Code;

          o the Non-U.S. holder certifies to us or our agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or otherwise satisfies applicable identification requirements; and

          o neither we nor our paying agent knows or has reason to know that the conditions of the exemption are, in fact, not satisfied.

         In the  case of new  notes  held  by  partnerships,  the  certification described above must be provided by the partners, rather than by the partnerships and the partnership must provide certain information, including a U.S. taxpayer identification number. A look through rule applies in the case of tiered partnerships.

         Unless an applicable treaty otherwise provides, a Non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to interest if the interest income is effectively connected with a United States trade or business of the Non-U.S. holder and, in the case of a Non-U.S. holder that is eligible for benefits of an income tax treaty with the United States, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States. Such effectively connected interest received or accrued by a corporate Non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate or, if applicable, a lower tax rate specified by a treaty. Even though such effectively connected interest is subject to U.S. income tax and may be subject to the branch profits tax, it is not subject to U.S. withholding tax if the holder delivers a properly executed IRS Form W-8ECI (or a suitable substitute form) to us or our paying agent and neither we nor our paying agent knows or has reason to know that the information on the form is incorrect.

         Sale, Exchange, Or Retirement Of New Notes

         A Non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, or retirement of new notes unless

          o the gain is effectively connected with a United States trade or business of the Non-U.S. holder and, in the case of a Non-U.S. holder that is eligible for benefits of an income tax treaty with the United States, the gain is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States; or

          o in the case of a Non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States.

Certain U.S. Federal Estate Tax Considerations for Non-U.S. Holders

         A note held by an individual who is not a U.S. citizen or resident at the time of death will not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that any payments to such individual on the note would be eligible for the "portfolio interest" exemption described above under "Interest Income" without regard to the certification requirements described in that section.

Information Reporting and Backup Withholding Tax

         In general, information reporting on IRS Form 1099 will apply to payments to a U.S. holder of principal, premium, if any, and interest on a new note and the proceeds of the sale of a new note. Backup withholding tax may apply to such payments to a non-corporate U.S. holder if that U.S. holder:

          o fails to furnish or certify its correct taxpayer identification number to us or our paying agent in the manner required;

          o is notified by the IRS that it has failed to report payments of interest or dividends properly; or

          o under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

         Information reporting on IRS Form 1099 and backup withholding tax will not apply to payments of interest on new notes to a Non-U.S. Holder if the certification or identification requirements described in "-- Non-U.S. Holders -- Interest Income" are satisfied by the holder, unless the payor knows or has reason to know that the holder is not entitled to an exemption from information reporting or backup withholding tax. However, information reporting to the Internal Revenue Service on Form 1042-S generally will apply to such payments and the amount of tax, if any, withheld with respect to such payments. Copies of these information returns may also be made available to the tax authorities in the country in which the holder resides under the provisions of any applicable income tax treaty.

         Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of new notes effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless the broker is a United States person or has certain connections to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of a broker described in the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements, unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the new notes provides the certification described in "-- Non-U.S. holders -- Interest Income" or otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service. The rate for backup withholding tax is currently 28%, subject to a scheduled increase after 2010.

         The foregoing summary of certain United States federal income tax consequences of the exchange of old notes for new notes and the ownership and disposition of notes is intended for general information. You are urged to consult with your own tax advisor as to the U.S. federal income tax consequences of the exchange of old notes for new notes and the continuing investment in the notes as well as to the consequences under state, local and foreign income tax law. Non-U.S. holders are urged to consult their own tax advisors as to the effect of income tax treaties and reporting requirements with regard to an investment in the notes.

                              PLAN OF DISTRIBUTION

         We are not using any underwriters for the exchange offer.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities. For a period of up to 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. In addition, during this 180-day period, all dealers effecting transactions in the new notes may be required to deliver a prospectus. In any event, we are under a continuing obligation, for a period of up to 180 days after the SEC declares the registration statement of which this prospectus is a part effective, to keep the registration statement effective, subject to our ability to suspend the effectiveness of the registration statement as described in the registration rights agreement.

         We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to the exchange offer (other than commissions or concessions of any brokers or dealers), subject to certain prescribed limitations, and will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         By its acceptance of the exchange offer, any broker-dealer that receives new notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of new notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any change in the prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have notified such broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to such broker-dealer.

                                  LEGAL MATTERS

         The validity of the new notes offered hereby will be passed upon for us by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina. Various attorneys in the firm of Haynsworth Sinkler Boyd, P.A., and members of their immediate families, own or have beneficial interests in shares of our common stock.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2003 and 2002 and for each of the three fiscal years in the period ended December 31, 2003, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

         With respect to the unaudited financial information of Sonoco Products Company for the three-month periods ended, and the three-month, six-month and nine-month periods ended, March 28, 2004 and March 30, 2003, June 27, 2004 and June 29, 2003 and September 26, 2004 and September 28, 2003, respectively, incorporated by reference in this Prospectus, Pricewaterhouse Coopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 4, 2004, except for Note 11 as to which the date is September 30, 2004, July 28, 2004, except for Note 13 as to which the date is September 30, 2004, and November 2, 2004, respectively, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Pricewaterhouse Coopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not "reports" or "parts" of the registration statement prepared or certified by Pricewaterhouse Coopers LLP within the meaning of Sections 7 and 11 of the Act.